Consent of Independent Auditors
                        -------------------------------



We consent to the use of our Independent Auditors' Report Dated February 4, 2003 covering the financial statements of Digiblue Media, Inc. (dba Nevada Digiblue Media, Inc.) (a Development Stage Company) for the year ended December 31, 2002 and for the period from December 10, 2001 (Inception) to December 31, 2002 to be included in a Form SB-2 registration statement to be filed with the Commission on approximately May 5, 2003.

We also consent to the reference to us as experts in matters of accounting and auditing in this registration statement.



/s/ Stonefield Josephson, Inc.
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Santa Monica, California
April 29, 2003